Exhibit 4.3
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT, dated April 7, 2010 (the “Agreement”), is entered into by and among GWR Operating Partnership, L.L.L.P. (“GWR OP”) and Great Wolf Finance Corp. (“Great Wolf Finance” together with GWR OP, the “Issuers”), the guarantors listed in Schedule 1 hereto (the “Guarantors”) and the several initial purchasers listed in Schedule 2 hereto (the “Initial Purchasers”).
     The Issuers, the Guarantors and the Initial Purchasers are parties to the Purchase Agreement, dated March 30, 2010 (the “Purchase Agreement”), and the Joinder Agreement, dated as of the Closing Date, joining certain Guarantors as parties to the Purchase Agreement (the “Joinder Agreement”), which provides for the sale by the Issuers to the Initial Purchasers of $230,000,000 in aggregate principal amount of 10.875% First Mortgage Notes due 2017 of the Issuers (the “Notes”), which will be guaranteed by the Guarantors and certain of the Guarantors will secure their guarantees (the “Guarantees” and, together with the Notes, the “Securities”) with certain collateral. As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Issuers and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.
     In consideration of the foregoing, the parties hereto agree as follows:
     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
     “Additional Guarantor” shall mean any subsidiary of either Issuer that executes a Subsidiary Guarantee under the Indenture after the date of this Agreement.
     “Agreement” shall have the meaning set forth in the preamble.
     “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
     “Closing Date” shall mean the date hereof.
     “Issuers” shall have the meaning set forth in the preamble and shall also include any successor entity.
     “Entitled Securities” shall mean each Security until the earliest to occur of: (i) the date on which such Security has been exchanged by a Person other than a broker-dealer for an Exchange Security in the Exchange Offer; (ii) following the exchange by a broker-dealer in the Exchange Offer of a Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement; (iii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or (iv) the date on which such Security is actually sold pursuant to Rule 144 under the Securities Act; provided that a Security will not cease to be an Entitled Security for purposes of the Exchange Offer by virtue of this clause (iv).
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     “Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

     “Exchange Offer” shall mean the exchange offer by the Issuers and the Guarantors of Exchange Securities for Entitled Securities pursuant to Section 2(a) hereof.
     “Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.
     “Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
     “Exchange Securities” shall mean first mortgage notes issued by the Issuers and guarantees thereof by the Guarantors under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.
     “FINRA” shall mean the Financial Industry Regulatory Authority.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.
     “Guarantors” shall have the meaning set forth in the preamble and shall also include any Guarantor’s successors and any Additional Guarantors.
     “Holder” shall mean each Initial Purchaser, for so long as it owns any Entitled Securities, and each of the Initial Purchasers’ successors, assigns and direct and indirect transferees who becomes an owner of Entitled Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holders” shall include Participating Broker-Dealers.
     “Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.
     “Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.
     “Indenture” shall mean the indenture relating to the Securities, dated as of the Closing Date, among the Issuers, the Guarantors, U.S. Bank National Association, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.
     “Initial Purchasers” shall have the meaning set forth in the preamble.
     “Inspector” shall have the meaning set forth in Section 3(a)(xiii) hereof.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.
     “Joinder Agreement” shall the meaning set forth in the preamble.
     “Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.
     “Permitted Free Writing Prospectus” shall have the meaning set forth in Section 6(k) hereof.

     “Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
     “Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Entitled Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.
     “Purchase Agreement” shall have the meaning set forth in the preamble.
     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuers and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable and documented fees and disbursements of one firm of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Entitled Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the reasonable fees and disbursements of the Trustee and its counsel, (vii) the reasonable fees and disbursements of counsel for the Issuers and the Guarantors and, in the case of a Shelf Registration Statement, the reasonable and documented fees and disbursements of one counsel for the Holders (which counsel shall initially be counsel for the Initial Purchasers, subject to replacement upon action by a majority of Holders) and (viii) the fees and disbursements of the independent public accountants of the Issuers and the Guarantors, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Entitled Securities by a Holder.
     “Registration Statement” shall mean any registration statement of the Issuers and the Guarantors that covers any of the Exchange Securities or Entitled Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Securities” shall have the meaning set forth in the preamble.
     “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
     “Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.
     “Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

     “Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuers and the Guarantors filed under the Securities Act providing for the registration on a continuous or delayed basis of the Entitled Securities pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein; provided that such “shelf” registration statement may be an amendment to the Exchange Offer Registration Statement.
     “Shelf Request” shall have the meaning set forth in Section 2(b) hereof.
     “Special Interest” shall have the meaning set forth in Section 2(d) hereof.
     “Subsidiary Guarantees” shall mean the guarantees of the Securities and Exchange Securities by the Guarantors under the Indenture.
     “Staff” shall mean the staff of the SEC.
     “Target Registration Date” shall have the meaning set forth in Section 2(d) hereof.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.
     “Trustee” shall mean the trustee with respect to the Securities under the Indenture.
     “Underwriter” shall have the meaning set forth in Section 3(e) hereof.
     “Underwritten Offering” shall mean an offering in which Entitled Securities are sold to an Underwriter for reoffering to the public.
     2. Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or SEC policy, the Issuers and the Guarantors shall (i) cause to be filed an Exchange Offer Registration Statement with the SEC covering an offer to the Holders to exchange all the Entitled Securities for Exchange Securities on or prior to 180 days following the date hereof, (ii) use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 270 days following the date hereof, (iii) commence the Exchange Offer after the Exchange Offer Registration Statement is declared effective by the SEC and (iv) use all commercially reasonable efforts to issue on or prior to 30 Business Days, or longer, if required by applicable securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, Exchange Securities in exchange for all Entitled Securities tendered prior thereto in the Exchange Offer.
     The Issuers and the Guarantors shall commence the Exchange Offer by providing the related Prospectus, appropriate letters of transmittal and other accompanying documents to the Depository Trust Company and any holder of certificated Securities.
     As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Issuers and the Guarantors that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Issuers or any Guarantor and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Entitled Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.
     As soon as practicable after the last Exchange Date, the Issuers and the Guarantors shall:
(i)	accept for exchange Entitled Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii)	deliver, or cause to be delivered, to the Trustee for cancellation all Entitled Securities or portions thereof so accepted for exchange by the Issuers and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Entitled Securities tendered by such Holder.
     The Issuers and the Guarantors shall use all commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer.
     The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable SEC policy.
     (b) In the event that (i) the Issuers and the Guarantors determine they are not required to file the Exchange Offer Registration Statement, (ii) the Issuers and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) above is not permitted or may not be completed as soon as practicable after the last date of acceptance for exchange (which shall be a period of at least 20 Business Days from the date the Issuers or the Guarantors provides notice) (the “Exchange Date”) because it would violate any applicable law or applicable SEC policy, or (iii) upon receipt of a written request (a “Shelf Request”) prior to the 10th Business Day following consummation of the Exchange Offer from any Holder of Entitled Securities that states that (A) such Holder is prohibited by law or SEC policy from participating in the Exchange Offer; (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or (C) such Holder is a broker-dealer and owns Securities acquired directly from the Issuers or an affiliate of the Issuers, then the Issuers and the Guarantors shall use all commercially reasonable efforts to file, on or prior to 60 days following such determination date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Entitled Securities by the Holders thereof and to cause such Shelf Registration Statement to be declared effective by the SEC on or prior to 120 days following the date of such determination date or Shelf Request, as the case may be.
     In the event that the Issuers and the Guarantors are requested to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence prior to the consummation of the Exchange Offer, the Issuers and the Guarantors shall use all commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Entitled Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Entitled Securities held by the Initial Purchasers after completion of the Exchange Offer.
     The Issuers and the Guarantors agree to use all commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for a period of one year following the effectiveness of such Shelf Registration Statement, as such period may be extended under Section 3(e) (or a shorter period that will terminate when there are no longer any Entitled Securities outstanding) (the “Shelf Effectiveness Period”). The Issuers and the Guarantors further agree to supplement or amend the Shelf Registration

Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Issuers for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Entitled Securities with respect to information relating to such Holder, and to use all commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable.
     (c) The Issuers and the Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Entitled Securities pursuant to the Shelf Registration Statement.
     (d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.
     In the event that (i) the Exchange Offer Registration Statement or Shelf Registration Statement, if required hereby, is not filed on or before the dates specified in Section 2(a) and Section 2(b), respectively, (ii) any of the Exchange Offer Registration Statement or the Shelf Registration Statement, if required hereby, is not declared effective by the SEC on or prior to the dates specified in Section 2(a) and Section 2(b), respectfully (each, a “Target Registration Date”), (iii) the Exchange Offer is not consummated within 30 Business Days of the applicable Target Registration Date, or (iv) if the Exchange Offer Registration Statement or Shelf Registration Statement, if required hereby, is declared effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable, at any time prior to the consummation of the Exchange Offer or during the Shelf Effectiveness Period, as applicable (each such event referred to in clauses (i) through (iv) above, a “Registration Default”), then, the interest rate on the Entitled Securities will be increased by (i) 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period thereafter until no Registration Default is in effect, up to a maximum increase of 1.00% per annum for all Registration Defaults (in each case, “Special Interest”); provided, however, that, if after the date such Special Interest ceases to accrue, a different Registration Default occurs, Special Interest may again commence accruing pursuant to the foregoing provisions. The Issuers and Guarantors will not be required to pay Special Interest for more than one Registration Default at any given time. A Holder of the Entitled Securities who is not entitled to the benefit of the Shelf Registration Statement shall not be entitled to the Special Interest with respect to a Registration Default that pertains to the Shelf Registration Statement. The Issuers and Guarantors will not be required to pay Special Interest during any Suspension Period (as defined below). The Issuers and the Guarantors will pay the Special Interest from the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.
     (e) All accrued Special Interest shall be paid by the Issuers and the Guarantors on the next scheduled interest payment date to The Depository Trust Company or its nominee by wire transfer of immediately available funds or by federal funds check and to Holders of certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Special Interest will cease.
     (f) Without limiting the remedies available to the Holders, the Issuers and the Guarantors acknowledge that any failure by the Issuers or the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Issuers’ and the Guarantors’ obligations under Section 2(a) and Section 2(b) hereof.
     3. Registration Procedures.
     (a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Issuers and the Guarantors shall:
(i)	use all commercially reasonable efforts to prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Issuers and the Guarantors, (y) shall, in the case of a Shelf Registration, be available for the sale of the Entitled Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use all commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)	use all commercially reasonable efforts to prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Entitled Securities or Exchange Securities;

(iii)	in the case of a Shelf Registration, use all commercially reasonable efforts to furnish to each Holder of Entitled Securities, to counsel for the Initial Purchasers, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Entitled Securities, if any, without charge, as many copies of each Prospectus or preliminary prospectus, and any amendment or supplement thereto, as such Holder, counsel or Underwriters may reasonably request in order to facilitate the sale or other disposition of the Entitled Securities thereunder; and the Issuers and the Guarantors consent to the use of such Prospectus, preliminary prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders of Entitled Securities and any such Underwriters in connection with the offering and sale of the Entitled Securities covered by and in the manner described in such Prospectus, preliminary prospectus or any amendment or supplement thereto in accordance with applicable law;

(iv)	use all commercially reasonable efforts to register or qualify the Entitled Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Entitled Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Entitled Securities owned by such Holder; provided that neither the Issuers nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(v)	notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Holder of Entitled Securities and counsel for such Holders promptly and, if requested by any such Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective and when any amendment or supplement to the Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Issuers of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Entitled Securities covered thereby, the representations and warranties of the Issuers or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Entitled Securities cease to be true and correct in all material respects or if the Issuers or any Guarantor receives any notification with respect to the suspension of the qualification of the Entitled Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading (provided, however, that no notification by the Issuers and the Guarantors shall be required pursuant to this clause (5) in the event that the Issuers and the Guarantors either promptly file a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into such Registration Statement, which, in either case, contains the requisite information with respect to such event or facts that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading) and (6) of any determination by the Issuers or any Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus would be appropriate;

(vi)	use all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to such Shelf Registration Statement on the proper form, at the earliest possible moment and provide prompt notice to each Holder of the withdrawal of any such order or such resolution;

(vii)	in the case of a Shelf Registration, furnish to each selling Holder of Entitled Securities named in such Shelf Registration Statement, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(viii)	in the case of a Shelf Registration, cooperate with the Holders of Entitled Securities to facilitate the timely preparation and delivery of certificates representing Entitled Securities to be sold and not bearing any restrictive legends and enable such Entitled Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Holders may reasonably request at least five Business Day prior to the closing of any sale of Entitled Securities;

(ix)	in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(a)(v)(5) hereof, use all commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or any related Prospectus or Issuer Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Entitled Securities, such Prospectus or Issuer Free Writing Prospectus will cease to have the identified deficiencies and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Issuers and the Guarantors shall notify the Holders of Entitled Securities to suspend use of the Prospectus or Issuer Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus or Issuer Free Writing Prospectus until the Issuers and the Guarantors have amended or supplemented the Prospectus or Issuer Free Writing Prospectus to correct such misstatement or omission;

(x)	a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Issuer Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or Issuer Free Writing Prospectus or of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Holders of Entitled Securities and their counsel) and make such of the representatives of the Issuers and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Entitled Securities or their counsel) available for discussion of such document; and the Issuers and the Guarantors shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Issuer Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus, or any document that is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders of Entitled Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Entitled Securities or their counsel) shall reasonably object within five Business Days after the receipt thereof.

(xi)	obtain a CUSIP number for all Exchange Securities or Entitled Securities, as the case may be, not later than the initial effective date of a Registration Statement;

(xii)	cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Entitled Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiii)	in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Entitled Securities (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by a majority of the Holders of Entitled Securities to be included in such Shelf Registration and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Issuers and its subsidiaries, and cause the respective officers, directors and employees of the Issuers and the Guarantors to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that if any such information is identified by the Issuers or any Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter;

(xiv)	if reasonably requested by any Holder of Entitled Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Issuers has received notification of the matters to be so included in such filing;

(xv)	in the case of a Shelf Registration, enter into such customary agreements and take all such other actions reasonably required in connection therewith (including those requested by a majority of the Holders) in order to expedite or facilitate the disposition of such Entitled Securities including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Entitled Securities with respect to the business of the Issuers and its subsidiaries and the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Issuers and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Entitled Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain “comfort” letters from the independent certified public accountants of the Issuers and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the Issuers or any Guarantor, or of any business acquired by the Issuers or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder (to the extent permitted by applicable professional standards) and Underwriter of Entitled Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus or Prospectus and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Entitled Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Issuers and the Guarantors made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement; and

(xvi)	prior to the completion of the Exchange Offer, or, in the case of a Shelf Registration Statement, prior to the date on which such Shelf Registration Statement is declared effective, and so long as any Entitled Securities remain outstanding, cause each Additional Guarantor to execute a counterpart to this Agreement in the form attached hereto as Annex A within three Business Days from the date it becomes an Additional Guarantor and to deliver such counterpart to the Initial Purchasers no later than five Business Days following the execution thereof.
     (b) No Holder of Entitled Securities may include any of its Entitled Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuers in writing, within 20 Business Days after receipt of a request therefore, such information as the Issuers may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading.
     (c) In the case of a Shelf Registration Statement, each Holder of Entitled Securities covered in such Shelf Registration Statement agrees that, upon receipt of any notice from the Issuers and the Guarantors of the happening of any event of the kind described in Section 3(a)(v)(3) or 3(a)(v)(5) hereof, such Holder will forthwith discontinue disposition of Entitled Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 3(a)(ix) hereof and, if so directed by the Issuers and the Guarantors, such Holder will deliver to the Issuers and the Guarantors all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus and any Issuer Free Writing Prospectuses covering such Entitled Securities that are current at the time of receipt of such notice.
     (d) Notwithstanding anything to the contrary and subject to the limitation set forth in the next succeeding paragraph, at any time after the effectiveness of the Shelf Registration Statement, each of the Issuers and the Guarantors shall be entitled to suspend its obligation to file any amendment to the Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in the Shelf Registration Statement, make any other filing with the Commission, cause the Shelf Registration Statement or other filing with the Commission to remain effective or take any similar action (collectively, “Registration Actions”) upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact as a result of which the Shelf Registration Statement would or shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the related Prospectus would or shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any corporate development that, in the discretion of the Issuers, makes it appropriate to postpone or suspend the availability of the Shelf Registration Statement and the related Prospectus. Upon the occurrence of any of the conditions described in clause (A), (B) or (C) above, the Issuers shall give prompt notice (a “Suspension Notice”) thereof to the Holders. Upon the termination of such condition, the Issuers shall give prompt notice thereof to the Holders and shall promptly proceed with all Registration Actions that were suspended pursuant to this paragraph.

     (e) The Issuers and the Guarantors may only suspend Registration Actions pursuant to the preceding paragraph for one or more periods not to exceed, in the aggregate, (x) sixty days in any three month period or (y) ninety days in any twelve month period (each, a “Suspension Period”), during which no Special Interest shall be payable. Each Suspension Period shall be deemed to begin on the date the relevant Suspension Notice is given to the Holders and shall be deemed to end on the earlier to occur of (1) the date on which the Issuers give the Holders a notice that the Suspension Period has terminated and (2) the date on which the number of days during which a Suspension Period has been in effect exceeds, in the aggregate, (x) sixty days in any three month period or (y) ninety days in any twelve month period. The Issuers and the Guarantors shall extend the period during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when the Holders of such Entitled Securities shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.
     (f) The Holders of Entitled Securities covered by a Shelf Registration Statement who desire to do so may sell such Entitled Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each, an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Entitled Securities included in such offering.
     4. Participation of Broker-Dealers in Exchange Offer.
     (a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.
     The Issuers and the Guarantors understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.
     (b) In light of the above, and notwithstanding the other provisions of this Agreement, the Issuers and the Guarantors agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) of this Agreement), in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Issuers and the Guarantors further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.
     (c) The Initial Purchasers shall have no liability to the Issuers, any Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) above.
     5. Indemnification and Contribution.

     (a) Each Issuer and Guarantor, severally and jointly, agrees to indemnify and hold harmless each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Holder or such affiliate, officer, director or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the following:
     (1) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto; or
     (2) any omission or alleged omission to state in any Registration Statement, any Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, the Holders and each such affiliate, officer, director or controlling Person for any reasonable legal or other expenses incurred by the Holders or such affiliate, officer, director or controlling Person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Issuers and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in any Registration Statement, any Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information provided by any Holder specifically for use therein. The indemnity provided for in this Section 5 will be in addition to any liability that any Issuer or Guarantor may otherwise have to the indemnified parties. The Issuers and the Guarantors shall not be liable under this Section 5 for any settlement of any claim or action without its prior written consent, which shall not be unreasonably withheld. In connection with any Underwritten Offering permitted by Section 3, the Issuers and the Guarantors, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto.
     (b) Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Issuers, the Guarantors and the other selling Holders, the directors of the Issuers and the Guarantors, each officer of the Issuers and the Guarantors who signed the Registration Statement, their affiliates and each Person, if any, who controls the Issuers, the Guarantors and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers, the Guarantors and the other selling Holders, the directors of the Issuers and the Guarantors, each officer of the Issuers and the Guarantors who signed the Registration Statement, their affiliates and each controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated in any Registration Statement, any Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto, or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information concerning such Holder, furnished to the Issuers in writing by such Holder expressly for use in any Registration Statement, any Prospectus or any Issuer Free Writing Prospectus; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Issuers, the Guarantors and the other selling Holders, the directors of the Issuers and the Guarantors, each officer of the Issuers and the Guarantors who signed the Registration Statement, their affiliates and each controlling Person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 5 will be in addition to any liability that the Holders may otherwise have to the indemnified parties. The Holders shall not be liable under this Section 5 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.
     (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 5, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are inconsistent with those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, in the case of paragraph (a) of this Section 5 (x) if designated for one or more Initial Purchasers or affiliates, directors, officers or control Persons of one or more Initial Purchasers shall be designated in writing by Deutsche Bank Securities Inc. unless such representation is to include Holders that are not Initial Purchasers, (y) if designated for one or more Holders or directors, officers or control Persons of any Holder, in each case including one or more Holders other than Initial Purchasers, shall be designated in writing by a majority of the Holders to be represented and shall be designated by the Issuers and the Guarantors in the case of paragraph (b) of this Section 5, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred (or within 30 days of presentation). After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 5, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
     (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 5 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits received by the Issuers and the Guarantors, on the one hand, and the Holders, on the other hand, from the initial placement of Securities (which in the case of the Issuers and the Guarantors shall be deemed to be equal to the total net proceeds (before deducting any expenses) to the Issuers and the Guarantors from the initial placement of the Securities) but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other applicable consideration. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Guarantors on the one hand, or such Holder on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers, the Guarantors and the Holders agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Holder shall be obligated to make contributions hereunder in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint. For purposes of this paragraph (d), each person, if any, who controls a Holder within the meaning of Section 15 of the Security Act or Section 20 of the Exchange Act shall have the same rights to contribution as Holders, and each director of each Issuer or Guarantor, each officer of each Issuer or Guarantor and each person, if any, who controls any Issuer or Guarantor within the meaning of Section 15 of the Securities Act or

Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers and the Guarantors.
     (f) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or Person controlling any Holder, or by or on behalf of the Issuers or the Guarantors or the officers or directors of or any Person controlling the Issuers or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Entitled Securities pursuant to a Shelf Registration Statement.
     6. General.
     (a) No Inconsistent Agreements. The Issuers and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Issuers or any Guarantor under any other agreement and (ii) neither the Issuers nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Entitled Securities in this Agreement or otherwise conflicts with the provisions hereof.
     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuers and the Guarantors have obtained the written consent of a majority of the Holders affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Entitled Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.
     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuers by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the addresses set forth in the Purchase Agreement; (ii) if to the Issuers and the Guarantors, initially at the Issuers’ address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if transmitted by facsimile; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture
     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Entitled Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Entitled Securities in any manner, whether by operation of law or otherwise, such Entitled Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Entitled Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Issuers or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.
     (e) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.
     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (g) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.
     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the federal and state courts located in New York County, New York, including the United States District Court for the Southern District of New York, in connection with any claim brought with respect to this Agreement or related matter and waives any right to claim such forum would be inappropriate, including concepts of forum non conveniens.
     (i) Waiver of Jury Trial. The Issuers, the Guarantors and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     (j) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Issuers, the Guarantors and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.
     (k) Free Writing Prospectuses. Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Entitled Securities without the prior express written consent of the Issuers. Any such Free Writing Prospectus consented to by the Issuers is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuers represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the SEC, legends and record-keeping.
     (l) Majorities. Any reference herein to a majority of Holders or Electing Holders shall be deemed to refer to a majority of the relevant aggregate principal amount of the outstanding Entitled Securities and any reference herein to a majority of Electing Holders shall be deemed to refer to a majority of the relevant aggregate principal amount of the outstanding Entitled Securities the Holder of which is an Electing Holder with respect to such Entitled Securities; provided that whenever the consent or approval of Holders or Electing Holders is required hereunder, any Entitled Securities owned directly or indirectly by the Issuers or any of its affiliates shall not be counted in determining whether such consent or approval was given by the required majority.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ISSUERS GWR OPERATING PARTNERSHIP, L.L.L.P.
By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Corporate Secretary

GREAT WOLF FINANCE CORP.

By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Corporate Secretary

GUARANTORS GREAT WOLF RESORTS, INC.
By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Corporate Secretary

GWR OP GENERAL PARTNER, LLC
By:	Great Wolf Resorts, Inc.
its Sole Member

By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Corporate Secretary

GRAPEVINE BEVERAGE, INC
By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Authorized Representative

GREAT LAKE SERVICES, LLC
By:	GWR Operating Partnership, L.L.L.P.
its Sole Member

By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Corporate Secretary

BHMH, LLC GREAT WOLF LODGE OF GRAPEVINE, LLC GREAT WOLF LODGE OF KANSAS CITY, LLC GREAT WOLF LODGE OF PKI, LLC GREAT WOLF LODGE OF WILLIAMSBURG, LLC
By:	GWR Operating Partnership, L.L.L.P.
its Sole Member

By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Corporate Secretary

MASON FAMILY RESORTS, LLC
By:	Great Wolf Lodge of PKI, LLC
its Sole Member

By:	GWR Operating Partnership, L.L.L.P.
its Sole Member

By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Corporate Secretary

GREAT WOLF LODGE OF TRAVERSE CITY, LLC
By:	GWR Operating Partnership, L.L.L.P.
its Managing Member

By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Corporate Secretary

GREAT WOLF WILLIAMSBURG SPE, LLC
By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Authorized Representative

Confirmed and accepted as of the date first above written:
INITIAL PURCHASERS

DEUTSCHE BANK SECURITIES INC.
By:	/s/ Nikko Hayes
	Name:	Nikko Hayes
	Title:	Managing Director

By:	/s/ Ryan Morris
	Name:	Ryan Morris
	Title:	Director

BANC OF AMERICA SECURITIES LLC
By:	/s/ Michael Grimes
	Name:	Michael Grimes
	Title:	Director

WELLS FARGO SECURITIES, LLC
By:	/s/ Jason S. Miller
	Name:	Jason S. Miller
	Title:	Director

CREDIT AGRICOLE SECURITIES (USA) INC.
By:	/s/ Jean Francois Deroche
	Name:	Jean Francois Deroche
	Title:	Executive Vice President

Schedule 1
Guarantors
Great Wolf Resorts, Inc.
GWR OP General Partner, LLC
BHMH, LLC
Grapevine Beverage, Inc.
Great Lake Services, LLC
Great Wolf Lodge of Grapevine, LLC
Great Wolf Lodge of Kansas City, LLC
Great Wolf Lodge of PKI, LLC
Great Wolf Lodge of Traverse City, LLC
Great Wolf Lodge of Williamsburg, LLC
Great Wolf Williamsburg SPE, LLC
Mason Family Resorts, LLC

Schedule 2
Initial Purchasers
Deutsche Bank Securities Inc.
Banc of America Securities LLC
Wells Fargo Securities, LLC
Credit Agricole Securities (USA) Inc.

Annex A
Counterpart to Registration Rights Agreement
     The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Registration Rights Agreement, dated as of April 7, 2010 by and among the Issuers, the guarantors party thereto and Deutsche Bank Securities Inc., Banc of America Securities LLC, Wells Fargo Securities, LLC and Credit Agricole Securities (USA) Inc., each on behalf of itself and the other Initial Purchasers) to be bound by the terms and provisions of such Registration Rights Agreement.
     IN WITNESS WHEREOF, the undersigned has executed this counterpart as of ___________, 20__.

[Guarantor]
By
Name:
Title:

[Guarantor]
By
Name:
Title: